Exhibit 10.13

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of August 1, 2003 between L90, Inc., a Delaware corporation doing business as MaxWorldwide, Inc. (the “Company”), and Mitchell Cannold (the “Employee”).

R E C I T A L

WHEREAS, Employee is currently President and Chief Executive Officer of the Company pursuant to that certain Employment Agreement dated March 11, 2002 (the “Old Employment Agreement”).

WHEREAS, Employee and Company desire to amend and restate the Old Employment Agreement on the terms and subject to the conditions set forth in this Agreement to govern Employee’s employment with the Company from and after the date hereof.

WHEREAS, Employee is entering into a general release in connection with this Agreement

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, the Company and the Employee hereby agree that the Old Employment Agreement shall be amended and restated in its entirety as follows:

1. Employment. Subject to the terms and conditions contained herein, the Company hereby agrees to employ the Employee, and the Employee accepts such employment, from the date hereof until the earlier of (i) December 31, 2003, provided that such initial term shall be automatically renewed for successive one-month terms unless either party hereto otherwise notifies the other in writing within 30 days prior to the end of such initial term or any such successive term, or (ii) the date such employment is terminated pursuant to Section 4 of this Agreement. During the Employee’s employment under this Agreement, the Employee shall perform such duties for the Company consistent with his position as President and CEO as may from time to time be assigned to the Employee by the Board of Directors of the Company (the “Board”) and Employee shall report to the Board. The Employee shall have the title of President and Chief Executive Officer and such other title or titles, if any, as from time to time may be assigned to the Employee by the Board.

2. Location of Employment. The Employee’s principal place of employment shall be at the executive offices of the Company located at Greenwich, Connecticut, or, as may be requested by the Board, at any other office of the Company; provided, that at the direction of the Board, the Employee may from time to time be required to travel to various domestic and foreign locations.

3. Compensation.

(a) In exchange for performance of the Employee’s obligations and duties under this Agreement, the Company shall pay the Employee a base salary at weekly rate of $1,000, payable in accordance with the Company’s standard payroll practices, but not less frequently than monthly. In any payment period in which the Employee shall be employed for less than the entire number of days in such payment period, the salary payable under Section 3(a) shall be prorated on the basis of the number of days during which the Employee was actually employed divided by the number of days in such payment period. The base salary provided for in Section 3(a) shall be reviewed not less frequently than annually by the Board, or a committee thereof, and may be adjusted in their discretion, provided, however, that in no event, without the Employee’s consent, shall such base salary be decreased at any point during the term of this Agreement. In the event the Employee’s salary is decreased, the Employee shall have the right to terminate this Agreement.

(b) The base salary described in subsection (a) hereof is a gross amount, and the Company shall be required to withhold from such amounts deductions with respect to Federal, state and local taxes, FICA, unemployment compensation taxes and similar taxes, assessments or withholding requirements.

(c) During the Employee’s employment under this Agreement, the Employee shall also be reimbursed by the Company for reasonable business expenses, including entertainment, travel and parking, actually incurred or paid by the Employee, consistent with the policies established by the Board, in rendering to the Company the services provided for in this Agreement, upon presentation of expense statements or such other supporting information as is consistent with the policies of the Company. The Employee at all times shall be entitled to travel in business class seating when the Employee travels by air in connection with the Company’s business and to private car service when required to travel in connection with the Company’s business, including attending business meetings, or working or attending functions outside of normal business hours or on weekends or holidays.

(d) The Company shall reimburse to the Employee during the term of this Agreement: (i) on a monthly basis, the gross amount of $780.00 in connection with the Employee’s acquisition and maintenance of an automobile suitable for the Employee’s use in connection with the Company’s business; (ii) on an annual basis, the gross amount of $2,500.00 in connection with the Employee’s membership, for his personal use, in one health club; (iii) a dedicated phone line in the Employee’s home for the use of such personal computer, a cellular telephone and a Blackberry personal digital assistant; and (iv) on a periodic basis, the reasonable maintenance costs of the items set forth in subsection (iii) hereof.

(e) The Employee shall be entitled to 15 business days vacation for each full year of employment under this Agreement, which vacation time will accrue in accordance with the vacation policy of the Company.

(f) At Company’s expense, Company will provide Employee, Employee’s spouse and dependents with medical and dental insurance coverage comparable to coverage currently provided to or made available to Employee and Company’s other domestic management employees generally.

(g) Other than as expressly set forth in this Section 3, the Employee shall not receive any other compensation or benefits except to the extent determined by the Board.

4. Termination.

(a) The employment of the Employee under this Agreement may be terminated by the Company upon giving the Employee notice if the Employee has been unable to substantially discharge his essential job duties by reason of illness or injury for either (A) a period of two consecutive months or (B) twelve weeks in any twelve-month period . A termination of the Employee’s employment by the Company pursuant to this Section 4(a) shall be communicated to the Employee by written notice and shall be effective on the tenth (10) day after receipt of such notice by the Employee.

(b) The employment of the Employee under this Agreement shall terminate on the date of the Employee’s death.

(c) The employment of the Employee under this Agreement may be terminated by the Company for cause. The Company may terminate the Employee for cause only after a Cause Event (as hereinafter defined) has occurred. If a Cause Event occurs, the Board of Directors shall have promptly thereafter provided Employee, in writing and in reasonable detail, the facts and circumstances giving rise to its determination that a Cause Event has occurred (each, a “Cause Notice”), and, with respect to any Cause Event other than that specified in clauses (iv), (v) or (viii) in the definition of Cause Event below, shall have provided Employee in such Cause Notice a suggested course of action to cure such default, and with a cure period (if capable of cure) of not less than thirty (30) days. As used herein, a “Cause Event” shall mean the following circumstances: (i) repeated refusal or failure to perform any duties assigned to the Employee by the Board as are appropriate to be performed by CEO or President and are commensurate with such title and position, (ii) committed a breach of the terms of this Agreement or any other legal obligation to the Company, (iii) failed to perform any of the Employee’s material obligations under the Confidentiality Agreement, (iv) demonstrated gross negligence or willful misconduct in the execution of the Employee’s assigned duties, (v) been convicted of or pleaded nolo contendere to (a) a felony or (b) any other serious crime involving fraud, dishonesty, theft, misappropriation or embezzlement or which, in the reasonable business judgment of the Board, results in a material adverse effect on the Company, (vi) continual use of illegal drugs or of alcohol where such use of alcohol interferes with the performance of Employee’s duties under this Agreement, (vii) engaged in business practices which, in the opinion of the Board, are unethical or reflect materially adversely on the Company, (viii) misappropriated assets of the Company or (ix) been repeatedly absent from work during normal business hours for reasons other than disability or vacation.

(d) The employment of the Employee under this Agreement shall terminate upon receipt by the Board of a written notice of resignation signed by the Employee or, if no notice is given, on the date on which the Employee voluntarily terminates his employment relationship with the Company.

(e) In addition to the circumstances described in subsections (a), (b), (c) and (d) above, the Company may terminate the Employee’s employment for any reason or no reason and with or without cause or prior notice. The Employee understands that, subject to subsection (f)(iii) below, he is an at-will employee and may be terminated by the Company without cause or prior notice pursuant to this subsection (e) notwithstanding any other provision contained in this Agreement. This at-will relationship will remain in effect during the term of this Agreement and so long thereafter provided that the Employee remains employed by the Company, unless such at-will employment relationship is modified by a specific, express written agreement signed by the Company.

(f) If the Employee’s employment is terminated pursuant to this Section 4 or for any other reason, the Employee shall not be entitled to any compensation or benefits from the Company, under Section 3 of this Agreement or otherwise, except for the following:

(i) base salary and vacation pay accrued, and reasonable business expenses incurred, under Section 3 of this Agreement through the date of such termination;

(ii) such benefits, if any, as may be required to be provided by the Company under the Comprehensive Omnibus Budget Reconciliation Act (COBRA) or as required by under the terms of any death, insurance or retirement plan, program or agreement provided by the Company and to which the Employee is a party or in which the Employee is a participant, including, but not limited to, any short-term or long-term disability plan or program, if applicable; and

(iii) if the Employee’s employment is terminated without cause pursuant to subsection (e) above, the Company shall continue to pay to the Employee the base salary described in Section 3(a) above until the later to occur of (i) December 31, 2003, or (ii) thirty (30) days following the date of termination. In the event of termination of Employee’s employment hereunder, Employee shall be under no obligation to seek other employment and there shall be no offset against any amounts due to Employee under this Agreement on account of any renumeration attributable to any subsequent employment that Employee may obtain.

5. Employee’s Representations.

(a) The Employee represents that he has full authority to enter into this Agreement and that he is free to enter into this Agreement and not under any contractual restraint which would prohibit the Employee from satisfactorily performing his duties to the Company under this Agreement.

(b) The Employee acknowledges that he is free to seek advice from independent counsel with respect to this Agreement. The Employee has either obtained such advice or, after carefully reviewing this Agreement, has decided to forego such advice. The Employee is not relying on any representation or advice from the Company or any of its officers, directors, attorneys or other representatives regarding this Agreement, its content or effect.

6. Arbitration. Any controversy or claim arising out of or relating to this Agreement or any breach hereof or the Employee’s employment by the Company or termination thereof, shall be settled by arbitration by one arbitrator in accordance with the rules of the American Arbitration Association, and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the City of New York or such other place as may be agreed upon at the time by the parties to the arbitration.

7. Equitable Relief. The Employee acknowledges that the Company is relying for its protection upon the existence and validity of the provisions of this Agreement, that the services to be rendered by the Employee are of a special, unique and extraordinary character, and that irreparable injury will result to the Company from any violation or continuing violation of the provisions of this Agreement for which damages may not be an adequate remedy. Accordingly, the Employee hereby agrees that in addition to the remedies available to the Company by law or under this Agreement, the Company shall be entitled to obtain such equitable relief as may be permitted by law in a court of competent jurisdiction including, without limitation, injunctive relief from any violation or continuing violation by the Employee of any term or provision of this Agreement.

8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal substantive laws (without regard to choice of law principles) of the State of New York.

9. Entire Agreement. This Agreement supercedes and amends and restates the Old Employment Agreement in its entirety and constitutes the whole agreement of the parties hereto in reference to any employment of the Employee by the Company and in reference to any of the matters or things herein provided for or hereinabove discussed or mentioned in reference to such employment; all prior agreements, promises, representations and understandings relative thereto being herein merged.

10. Assignability.

(a) In the event the Company shall merge or consolidate with any other corporation, partnership or business entity, or all or substantially all of the Company’s business or assets shall be transferred in any manner to any other corporation, partnership or business entity, then such successor to the Company shall thereupon succeed to, and be subject to, all rights, interests, duties and obligations of, and shall thereafter be deemed for all purposes hereof to be, the “Company” under this Agreement.

(b) This Agreement is personal in nature and the Employee shall not, without the written consent of the Company, assign or transfer this Agreement or any rights or obligations hereunder.

(c) Except as set forth in subsection (a) above, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person, other than the parties to this Agreement, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition of this Agreement.

11. Amendments; Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants of this Agreement may be waived only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. Any such written instrument must be approved by the Board to be effective as against the Company. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

12. Notice. All notices, requests or consents required or permitted under this Agreement shall be made in writing and shall be given to the other party by personal delivery, overnight air courier (with receipt signature) or facsimile transmission (with “answerback” confirmation of transmission), if to the Company, sent to such party’s addresses or telecopy number as are set forth below such party’s signature to this Agreement, and if to the Employee, to his address as set forth in the records of the Company, with a copy to Frankfurt, Garbus, Kurnit, Klein and Selz, A.P.C., 488 Madison Avenue, New York, NY 10022 attn: Gary Schonwald, Esq., or such other addresses or telecopy numbers of which the parties have given notice pursuant to this Section 12. Each such notice, request or consent shall be deemed effective upon the date of actual receipt, receipt signature or confirmation of transmission, as applicable.

13. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Survival. The representations and agreements of the Employee set forth in Sections 5, 6 and 7 of this Agreement shall survive the expiration or termination of this Agreement (irrespective of the reason for such expiration of termination).

15. Attorney’s Fees. If any party to this Agreement seeks to enforce his or its rights under this Agreement, the prevailing party shall be entitled to recover reasonable fees, costs and expenses incurred in connection therewith including, without limitation, the fees, costs and expenses of attorneys, accountants and experts, whether or not litigation is instituted, and including such fees, costs and expenses of appeals.

[Signature Page Follows]

[Signature Page to Employment Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Employment Agreement as of the date first above written.

L90, INC., a Delaware corporation

By:
An Authorized Officer

Address for Notices: 1 Sound Shore Drive Suite 201 Greenwich, CT 06830-7251 Marina del Rey, California 90292 Attention: General Counsel Telecopy: (203) 869-9181 EMPLOYEE:

Mitchell Cannold